UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HUMANA INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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On March 9, 2010, Humana Inc. (the “Company”) made the following communication available to the Company’s employees:

Highlights

•	You may have the right to vote on items being presented at our stockholders meeting

•	Annual stockholders meeting is scheduled for April 20, 2010

Exercise your voting privilege as a Humana stockholder

Humana associates who participate in our company’s Retirement and Savings (401[k]) Plan and have invested funds in the Humana Common Stock Fund have the right to vote on items being presented at this year’s annual stockholders’ meeting, scheduled for April 20, 2010. You may submit one vote for each share held in your Humana Common Stock account as of February 26, 2010.

What documents do you need to vote?

Every year, Humana produces a document - the proxy statement - that details all of the information the company’s stockholders need in order to make informed votes. The proxy becomes available to stockholders and the public after Humana files it with the federal Securities and Exchange Commission on Tuesday, March 10. In order to vote, you must also receive an official “voting card.”

When will you receive the proxy statement and voting card?

Starting March 9, all stockholders who have (recently or in prior years) successfully submitted electronic requests for a proxy statement and voting card will then receive - via the e-mail address you designated during the online-registration process - a proxy statement and voting card. (Please watch for e-mail from ID@ProxyVote.com.) If you did not sign up for electronic delivery of these materials, you’ll receive a “Notice and Access Card” in the mail at home regarding the material.

When can participants in the Humana Retirement and Savings Plan vote?

If you wish to vote, you may do so AFTER you receive your voting card. You then must vote BEFORE midnight on April 17, 2010, through Humana’s Retirement and Savings Plan Trustee - Charles Schwab with Broadridge acting as tabulator. If your voting instructions are received by 11:59 p.m. EDT on Friday, April 16, 2010, the Trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them late), the Trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the shares attributed to the Humana Retirement and Savings Plan are actually voted by the other participants in the plan. Humana’s stockholders meeting will be held on April 20, 2010.

Whom do you contact for answers to your stockholder-voting-process questions?

If you have any questions, please contact Joan Lenahan via Lotus Notes (Joan O. Lenahan/Louisville/Humana).

On March 9, 2009, the Company distributed the following “Notice Regarding the Availability of Proxy Materials” to its shareholders as of the record date of February 26, 2010.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information
HUMANA INC.	Meeting Type:	Annual Meeting
	For holders as of:	February 26, 2010
Date: April 20, 2010 Time: 10 a.m. EDT
	Location:	Humana Building 25th Floor Auditorium 500 West Main Street Louisville, Kentucky 40202

HUMANA INC. 500 WEST MAIN STREET 27TH FLOOR LOUISVILLE, KY 40202-4268

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M19432-P89718

-- Before You Vote --

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 6, 2010 to facilitate timely delivery.

-- How To Vote --

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M19432-P89718

Voting Items
The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors
Nominees: 1a) David A. Jones, Jr. 1b) Frank A. D’Amelio 1c) W. Roy Dunbar 1d) Kurt J. Hilzinger 1e) Michael B. McCallister 1f) William J. McDonald 1g) William E. Mitchell 1h) David B. Nash, M.D. 1i) James J. O’Brien 1j) Marissa T. Peterson 1k) W. Ann Reynolds, Ph.D.	2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting.

M19432-P89718